Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Davia Temin or Trang Mar
Temin and Company
(212) 588-8788

Syms Corp Reschedules 2011 Annual Meeting of the Shareholders

Secaucus, NJ – July 8, 2011 – Syms Corp. (NASDAQ: SYMS) announced today that its 2011 Annual Meeting of the Shareholders, which was originally scheduled for 11:00 a.m., Eastern daylight time, on Friday, August 5, 2011, has been rescheduled for 11:00 a.m., Eastern daylight time, on Friday, July 29, 2011, at its executive offices, One Syms Way, Secaucus, New Jersey 07094.

Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled 2011 Annual Meeting on Friday, July 29, 2011. The record date of June 15, 2011 for the 2011 Annual Meeting has not been changed. In addition, no change has been made to the proposals to come before the 2011 Annual Meeting, which were presented in the Proxy Statement mailed to its shareholders and filed with the Securities and Exchange Commission on June 24, 2011.

For further information, please contact Davia Temin of Temin and Company at (212) 588-8788.